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BANCO BRADESCO S.A.

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of _________, 2015

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TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	2
SECTION 1.01 American Depositary Shares.	2
SECTION 1.02 BM&FBOVESPA.	3
SECTION 1.03 Central Bank.	3
SECTION 1.04 Commission.	3
SECTION 1.05 Company.	3
SECTION 1.06 Custodian.	3
SECTION 1.07 CVM.	3
SECTION 1.08 Deliver; Surrender.	3
SECTION 1.09 Deposit Agreement.	4
SECTION 1.10 Depositary; Corporate Trust Office.	4
SECTION 1.11 Deposited Securities.	4
SECTION 1.12 Dollars.	4
SECTION 1.13 DTC.	5
SECTION 1.14 Estatuto Social.	5
SECTION 1.15 Foreign Registrar.	5
SECTION 1.16 Holder.	5
SECTION 1.17 Owner.	5
SECTION 1.18 Receipts.	5
SECTION 1.19 Registrar.	5
SECTION 1.20 Restricted Securities.	6
SECTION 1.21 Securities Act of 1933.	6
SECTION 1.22 Shares.	6
ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES	6
SECTION 2.01 Form of Receipts; Registration and Transferability of American Depositary Shares.	6
SECTION 2.02 Deposit of Shares.	7
SECTION 2.03 Delivery of American Depositary Shares.	9
SECTION 2.04 Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.	9
SECTION 2.05 Surrender of American Depositary Shares and Withdrawal of Deposited Securities.	10
SECTION 2.06 Limitations on Delivery, Transfer and Surrender of American Depositary Shares.	11
SECTION 2.07 Lost Receipts, etc.	12
SECTION 2.08 Cancellation and Destruction of Surrendered Receipts.	13
SECTION 2.09 Pre-Release of American Depositary Shares.	13
SECTION 2.10 Maintenance of Records.	14
SECTION 2.11 DTC Direct Registration System and Profile Modification System.	14
ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES	15
SECTION 3.01 Filing Proofs, Certificates and Other Information.	15
SECTION 3.02 Liability of Owner for Taxes.	15
SECTION 3.03 Representations and Warranties on Deposit of Shares.	16
SECTION 3.04 Delivery of Information to the CVM and the Central Bank.	16
SECTION 3.05 Disclosure of Interests; Limitations on Ownership.	17
ARTICLE 4. THE DEPOSITED SECURITIES	17
SECTION 4.01 Cash Distributions.	17
SECTION 4.02 Distributions Other Than Cash, Shares or Rights.	18
SECTION 4.03 Distributions in Shares.	19
SECTION 4.04 Rights.	20
SECTION 4.05 Conversion of Foreign Currency.	21
SECTION 4.06 Fixing of Record Date.	22
SECTION 4.07 Voting of Deposited Securities.	23
SECTION 4.08 Changes Affecting Deposited Securities.	24
SECTION 4.09 Reports.	24
SECTION 4.10 Lists of Owners.	25
SECTION 4.11 Withholding.	25
ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY	26
SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary.	26
SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Company.	26
SECTION 5.03 Obligations of the Depositary, the Custodian and the Company.	27
SECTION 5.04 Resignation and Removal of the Depositary.	28
SECTION 5.05 The Custodians.	29
SECTION 5.06 Notices and Reports.	30
SECTION 5.07 Distribution of Additional Shares, Rights, etc.	31
SECTION 5.08 Indemnification.	31
SECTION 5.09 Charges of Depositary.	33
SECTION 5.10 Retention of Depositary Documents.	34
SECTION 5.11 Exclusivity.	34
SECTION 5.12 List of Restricted Securities Owners.	34
ARTICLE 6. AMENDMENT AND TERMINATION	34
SECTION 6.01 Amendment.	34
SECTION 6.02 Termination.	35
ARTICLE 7. MISCELLANEOUS	36
SECTION 7.01 Counterparts.	36
SECTION 7.02 No Third Party Beneficiaries.	36
SECTION 7.03 Severability.	36
SECTION 7.04 Owners and Holders as Parties; Binding Effect.	37
SECTION 7.05 Notices.	37
SECTION 7.06 Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.	38
SECTION 7.07 Waiver of Immunities.	38
SECTION 7.08 Governing Law.	39

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of ______________, 2015, among BANCO BRADESCO S.A., a company incorporated under the laws of the Federative Republic of Brazil (herein called the Company), THE BANK OF NEW YORK MELLON, a New York banking corporation (herein called the Depositary), and all Owners and Holders from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary entered into a deposit agreement dated as of March 13, 2012 (the “Prior Deposit Agreement”); and

WHEREAS the Company and the Depositary now wish to amend the Prior Deposit Agreement to, among other things, change the provisions relating to voting of Deposited Securities (as hereinafter defined); and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.      DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01                      American Depositary Shares.

The term “American Depositary Shares” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares. Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional American Depositary Shares are not delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.02                      BM&FBOVESPA.

The term “BM&FBOVESPA” shall mean the BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros, the São Paulo Stock Exchange.

SECTION 1.03                      Central Bank.

The term “Central Bank” shall mean the Banco Central do Brasil or any successor governmental agency in Brazil.

SECTION 1.04                      Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.05                      Company.

The term “Company” shall mean Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil, and its successors.

SECTION 1.06                      Custodian.

The term “Custodian” shall mean the principal São Paulo office of Banco Bradesco S.A., as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05 as a substitute custodian.

SECTION 1.07                      CVM.

The term “CVM” shall mean the Comissão de Valores Mobiliários, the Brazilian National Securities Commission, or any successor governmental agency in Brazil.

SECTION 1.08                      Deliver; Surrender.

(a) The term “deliver”, or its noun form, when used with respect to Shares or other Deposited Securities, shall mean (i) book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Shares or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(b) The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) book-entry transfer of American Depositary Shares to an account at DTC designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (ii) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery, whereupon mailing will be made to that person of a statement confirming that registration or (iii) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(c) The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (iii) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.09                      Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be amended or supplemented from time to time in accordance with the provisions hereof.

SECTION 1.10                      Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.11                      Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held under this Deposit Agreement, subject as to cash to the provisions of Section 4.05.

SECTION 1.12                      Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.13                      DTC.

The term “DTC” shall mean The Depository Trust Company or its successor.

SECTION 1.14                      Estatuto Social.

The term “Estatuto Social” shall mean the bylaws and other constitutive documents of the Company, as amended from time to time.

SECTION 1.15                      Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares, including without limitation any securities depository for the Shares.

SECTION 1.16                      Holder.

The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares.

SECTION 1.17                      Owner.

The term “Owner” shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary maintained for such purpose.

SECTION 1.18                      Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as amended and supplemented from time to time in accordance with the provisions hereof. A Receipt may evidence any number of American Depositary Shares.

SECTION 1.19                      Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, that is appointed by the Depositary to register American Depositary Shares and transfers of American Depositary Shares as herein provided.

SECTION 1.20                      Restricted Securities.

The term “Restricted Securities” shall mean Shares, or American Depositary Shares representing Shares, that are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering, or that are subject to resale limitations under Regulation D under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or that would require registration under the Securities Act of 1933 in connection with the offer and sale thereof in the United States, or that are subject to other restrictions on sale or deposit under the laws of the United States or Brazil, or under a shareholder agreement or the Estatuto Social of the Company.

SECTION 1.21                      Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.22                      Shares.

The term “Shares” shall mean common shares of the Company that are validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.01                      Form of Receipts; Registration and Transferability of American Depositary Shares.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or a Registrar. The Depositary shall maintain books on which (x) each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered and (y) all American Depositary Shares delivered as hereinafter provided and all registrations of transfer of American Depositary Shares shall be registered. A Receipt bearing the facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, notwithstanding that such person was not a proper officer of the Depositary on the date of issuance of that Receipt.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required reasonably by the Depositary or the Company or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Shares evidenced by a Receipt, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Depositary, notwithstanding any notice to the contrary, may deem and treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of American Depositary Shares unless that Holder is the Owner of those American Depositary Shares.

SECTION 2.02                      Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to the Custodian hereunder, accompanied by any appropriate instruments or instructions for transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in such order, the number of American Depositary Shares representing such deposit and such documentation and certification, if any, as the Depositary and the Company may require in order to comply with any applicable law.

No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval, if any, has been granted by the Central Bank or any governmental body in Brazil that is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary or (ii) a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary or its nominee or the Custodian or its nominee.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents specified above, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

The Depositary and the Custodian may refuse to accept Shares for deposit whenever notified that the Company has restricted transfer of such Shares to comply with any ownership restrictions under applicable laws, including U.S. or Brazilian securities laws. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of American Depositary Shares to any Owner. Without limitation to the foregoing, the Depositary shall not, and it shall instruct the Custodian not to, knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03                      Delivery of American Depositary Shares.

Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder, together with the other documents required as specified above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be so delivered. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee). Upon receiving such notice from such Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay deliver, to or upon the order of the person or persons entitled thereto, the number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary of the fees and expenses of the Depositary for the delivery of such American Depositary Shares as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities. The Depositary shall not be required to issue any fractional American Depositary Shares or any American Depositary Shares for fractional Shares.

SECTION 2.04                      Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, register transfers of American Depositary Shares on its transfer books from time to time, upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall deliver those American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and deliver to the Owner the same number of certificated American Depositary Shares.

The Depositary may, upon at least 20 days’ prior written notice to the Company, appoint one or more co-transfer agents for the purpose of effecting registration of transfers of American Depositary Shares and combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary. The Depositary may, upon at least 20 days’ prior written notice to the Company, remove or replace any co-transfer agent. The Depositary shall require each co-transfer agent that it appoints under this Section 2.04 to give a notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 2.05                      Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

Upon surrender at the Corporate Trust Office of the Depositary of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement and other applicable laws, the Owner of those American Depositary Shares shall be entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares. Subject to the last paragraph of this Section 2.05, such Deposited Securities may be delivered by delivery of (a) certificates in the name of such Owner or as ordered by it or by certificates properly endorsed or accompanied by proper instruments, of transfer to such Owner or as ordered by it and (b) any other securities, property and cash to which such Owner is then entitled in respect of such American Depositary Shares to such Owner or as ordered by it. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Depositary may require the surrendering Owner to execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall, without unreasonable delay, direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the Estatuto Social and applicable laws and regulations, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Shares, except that the Depositary may, to the extent permitted by applicable law, make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by those American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering American Depositary Shares, and for the account of such Owner, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than rights or securities) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Corporate Trust Office of the Depositary, subject to the terms and conditions of this Deposit Agreement, the Estatuto Social and applicable laws and regulations. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.06                      Limitations on Delivery, Transfer and Surrender of American Depositary Shares.

As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any U.S., Brazilian or other applicable laws or governmental regulations or any regulations the Depositary may reasonably establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06 and any regulations deemed necessary or desirable by the Depositary or the Custodian to facilitate compliance with applicable rules or regulations of the Central Bank and the CVM.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed as provided in Section 5.01, or if any such action is deemed necessary or advisable by the Depositary or the Company in good faith at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or of the BM&FBOVESPA (BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros) (“BM&FBOVESPA”) or any other stock exchange where the Shares are listed, suspends the trading of the Shares for any reason, or under any provision of this Deposit Agreement, or provisions of or governing Deposited Securities, or under the Estatuto Social, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any Brazilian, U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

SECTION 2.07                      Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt, upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall deliver American Depositary Shares in uncertificated form or execute and deliver a new Receipt, in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08                      Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy Receipts so cancelled,except as otherwise required by law.

SECTION 2.09                      Pre-Release of American Depositary Shares.

Unless requested by the Company in writing to cease doing so, notwithstanding Section 2.03 hereof, the Depositary may, to the extent not prohibited by applicable law, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners and (iii) will not take any action with respect to such Shares or American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of Shares or American Depositary Shares, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate. The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares or American Depositary Shares, as the case may be, in satisfaction of a Pre-Release transaction (but shall not, for the avoidance of doubt, constitute Deposited Securities).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10                      Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all American Depositary Shares surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

SECTION 2.11                      DTC Direct Registration System and Profile Modification System.

(a) Notwithstanding the provisions of Section 2.04, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.	CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.01                      Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, compliance with all applicable laws, regulations and provisions of or governing the Deposited Securities, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made, or such other documentation or information provided, in each case to the Depositary’s, the Custodian’s and the Company’s satisfaction. The Depositary shall, as promptly as practicable, provide to the Company upon its written request copies or originals, if necessary and appropriate, of (i) any such proofs of citizenship or residence, taxpayer status, exchange control approval, information, certificates or other representations and warranties which the Depositary receives under this Section 3.01, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from the Owner or Holder or any person presenting the Shares for deposit, in each case to the extent that disclosure is permitted by applicable law and regulations. The Company is not responsible for monitoring the Owners’ compliance with applicable laws or their legal right to acquire Shares or American Depositary Shares.

SECTION 3.02                      Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax or other governmental charge shall be payable by the Owner of such American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or to permit any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such American Depositary Shares shall remain liable for any deficiency. Every Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner.

SECTION 3.03                      Representations and Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do and the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and the Shares presented for deposit have not stripped of any rights or entitlement. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares and the withdrawal and cancellation of the American Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

SECTION 3.04                      Delivery of Information to the CVM and the Central Bank.

Each of the Depositary and the Company hereby confirms to the other that for as long as this Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the American Depositary Receipt program and the Receipts issued hereunder. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate this Deposit Agreement, upon at least 30 days’ prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. In the event that the Company shall be advised in writing by reputable independent Brazilian counsel that the Company could be subject to criminal, or material, as reasonably determined by the Company, civil, liability as a result of the Depositary having failed to provide such information or documents reasonably available only through the Depositary, the Company shall have the right to instruct the Depositary to terminate this Deposit Agreement, upon at least 30 days’ prior notice to the Depositary, and the Company shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of this Deposit Agreement shall be as provided in Section 6.02.

SECTION 3.05                      Disclosure of Interests; Limitations on Ownership.

Notwithstanding any other provision of this Deposit Agreement, each Owner agrees to comply with requests from the Company pursuant to any applicable law, the rules and requirements of the CVM and the BM&FBOVESPA, and any other stock exchange or market on which the Shares are, or will be, registered, traded or listed or the Estatuto Social of the Company, which requests are made to provide information, inter alia, as to the capacity in which such Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person interested in such American Depositary Shares and the nature of such interest and various other matters. Each Owner or Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section 3.05 whether or not still an Owner or Holder at the time of such request. The Depositary agrees to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Owners and to the last known address, if any, of such former Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the American Depositary Shares. However, nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners or Holders or former Owners or Holders. Each Owner agrees to advise the Depositary and the Company every time it acquires a Relevant Ownership Interest (as defined in or pursuant to the CVM’s regulations). Each Owner will be liable to the Company for any damages or losses resulting from its failure to inform the Company of its acquisition of a Relevant Ownership Interest. Each Owner and Beneficial Owner shall inform itself about and comply with all applicable limitations on ownership of the Company’s securities under Brazilian laws and regulations, as if the American Depositary Shares were the Shares they represent.

ARTICLE 4.      THE DEPOSITED SECURITIES

SECTION 4.01                      Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, as promptly as practicable, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, as of the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to the Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in Brazil all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

SECTION 4.02                      Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall, after consultation with the Company to the extent practicable, without unreasonable delay, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto without unreasonable delay, all in the manner and subject to the conditions described in Section 4.01. To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in this Section 4.02, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.02 that is sufficient to pay its fees and expenses in respect of that distribution.

SECTION 4.03                      Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company to the extent practicable, and shall if the Company so requests in writing, deliver as promptly as practicable to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company (which may be an opinion of United States counsel for the Company that is satisfactory to the Depositary) that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall use reasonable efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds (net of the fees and expenses of the Depositary as provided in Section 5.09), all in the manner and subject to the conditions described in Section 4.01. If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that the Shares must be registered under the Securities Act or other laws in order to be distributed to Owners (and no such registration statement has been declared effective), or if the Company does not provide a satisfactory opinion as provided in Section 5.07, the Depositary may adopt such methods, if any, as the Depositary may deem equitable and practicable (after consultation with the Company to the extent practicable) for purposes of effecting such distribution, including disposal of all or a portion of such Shares in such amounts and in such manner, including by public or private sale, as the Depositary deems practicable, and the Depositary shall distribute the net proceeds of any such sale, after deduction or upon payment of the fees and expenses of the Depositary, to the Owners entitled in proportion to the number of American Depositary Shares held by them respectively, and the Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

SECTION 4.04                      Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its reasonable discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary, as promptly as practicable, will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, deliver American Depositary Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this Section, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary shares subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

If the Depositary determines in its discretion, after consultation with the Company to the extent practicable, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Neither the Company nor the Depositary shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05                      Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted by sale or in any other manner that it may determine such foreign currency into Dollars, and such Dollars shall be distributed, without unreasonable delay, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of, or requires a filing with, any government or agency thereof, the Depositary shall, without unreasonable delay, file such application for approval or license, or make such filing, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3. The methodology used to determine exchange rates used in currency conversions is available upon request.

SECTION 4.06                      Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to the Deposited Securities, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee or charge assessed by the Depositary pursuant to this Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of any other such matter.

SECTION 4.07                      Voting of Deposited Securities.

Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be previously provided to the Company for its review and comment, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and the Estatuto Social of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose (the “Instruction Date”), the Depositary shall endeavor, in so far as practicable and permitted under applicable law, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by those American Depositary Shares evidenced in accordance with the instructions set forth in that request. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting. If (i) the Company has requested the Depositary to send a notice under paragraph (a) above and has provided the Depositary at least 30 days' prior notice of any such meeting and the details concerning the matters to be voted upon and (ii) no instructions are received by the Depositary from an Owner with respect to a matter and an amount of American Depositary Shares of that Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem that Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to that matter and the amount of Deposited Securities represented by that amount of American Depositary Shares and the Depositary shall give a discretionary proxy to a person designated by the Company to vote that amount of Deposited Securities as to that matter, except that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in this Section 4.07.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under this Section 4.07, the Company shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than 30 days prior to the meeting date or date for giving such proxies or consents.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities are listed, the Depositary shall, if requested in writing by the Company, deliver to the Company, at least three City of Osasco business days prior to the date of a meeting of holders of Deposited Securities, copies of all instructions received from Owners in accordance with which the Depositary will vote or cause to be voted Deposited Securities at that meeting.

SECTION 4.08                      Changes Affecting Deposited Securities.

Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional American Depositary Shares are delivered pursuant to the following sentence. In any such case the Depositary may deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. The Depositary will give Owners notice of an event to which this Section 4.08 applies as promptly as practicable if the event affects holdings of American Depositary Shares. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, and shall if the Company so requests in writing, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem practicable and shall allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01.

SECTION 4.09                      Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any notices, reports and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also, upon written request by the Company, send to the Owners copies of such communications when furnished by the Company pursuant to Section 5.06. Any such notices, reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10                      Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing between the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names American Depositary Shares are registered on the books of the Depositary.

SECTION 4.11                      Withholding.

In the event that the Depositary reasonably determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated by law or regulation to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to reduce or eliminate applicable taxes on dividends and other distributions in respect of Deposited Securities and to obtain benefits under the applicable tax treaties for the Owners. The Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

The Depositary shall to the extent required by U.S. law report to the Owners any taxes or governmental charges withheld from or paid out of a distribution on Deposited Securities by it, the Custodian or, to the extent such information is received from the Company, the Company.

ARTICLE 5.      THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01                      Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the delivery, registration, registration of transfers, combination and split-up and surrender of American Depositary Shares, in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of American Depositary Shares and registration of transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Company and the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Shares.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in good faith in connection with the performance of its duties hereunder or at the reasonable request of the Company. The Depositary shall notify the Company of any closure under the preceding sentence that is outside the ordinary course of business.

The Company shall have the right, at all reasonable times, to inspect the transfer and registration records of the Depositary relating to the American Depositary Shares, to make copies thereof and to request the Depositary and the Registrar in writing to supply copies of such portions of such records as the Company may reasonably request.

If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, upon at least 20 days’ prior written notice to the Company, appoint a Registrar or one or more co-registrars for registry of such American Depositary Shares, in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrar may be removed and a substitute or substitutes appointed by the Depositary upon at least 20 days’ prior written notice to the Company.

SECTION 5.02                      Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or affiliates shall incur any liability to any Owner or Holder (i) if by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatuto Social, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective controlling persons, directors, officers, employees, agents or affiliates incur any liability to any Owner or Holder (i) if by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03                      Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it or any of its agents be subject to any liability under this Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it or any of its agents be subject to any liability under this Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or any of their respective controlling persons, directors, employees, agents or affiliates.

Neither the Depositary nor the Company nor any of their respective controlling persons, officers, directors, employees or agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.

Neither the Depositary nor the Company nor any of their respective controlling persons, officers, directors, employees or agents shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons and its agents and the Company, its controlling persons, officers, directors, employees and agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

The Company and the Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04                      Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 60 days prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Company shall inform the Depositary if it will issue a press release related to the removal of the Depositary; provided, however, that nothing in this Deposit Agreement shall create the obligation for the Company to obtain any type of oral or written consent from the Depositary to issue such press release. The Company may issue such a press release when and in the jurisdictions in which it deems appropriate and necessary to do so.

During the period in which the Company has not yet appointed a successor depositary and/or its acceptance of the appointment has not yet occurred, the Depositary shall perform its obligations pursuant to the provisions of or in connection with this Deposit Agreement and the American Depositary Shares in accordance with the same standards that the Depositary performed such obligations before it received notice of its removal from to the Company or gave notice of its resignation to the Company.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Owners of all outstanding American Depositary Shares and such other information relating to American Depositary Shares and Owners thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05                      The Custodians.

The Depositary has initially appointed Banco Bradesco S.A. as Custodian for the purpose of this Deposit Agreement. The Custodian or its successors in acting in such capacity hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 60 days prior to the date on which such resignation is to become effective. Upon notice of the resignation of the Custodian, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian, which shall thereafter be the Custodian hereunder. The Depositary in its reasonable discretion may appoint a substitute custodian, which shall thereafter be the Custodian hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Any substitute custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. The Depositary agrees with the Company that at no time shall there be more than one Custodian acting in connection with this Deposit Agreement. The Depositary shall notify the Company as promptly as practicable of any change in the Custodian.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06                      Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company’s expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

The Company represents that as of the date of this Deposit Agreement, the statements in Article 11 of the Receipt with respect to the Company’s obligation to file periodic reports under the United States Securities Exchange Act of 1934, as amended, are true and correct. The Company agrees to promptly notify the Depositary upon becoming aware of any change in the truth of any of those statements.

SECTION 5.07                      Distribution of Additional Shares, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into, or exchangeable for, Shares, or (4) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary in writing in English as promptly as practicable and in any event before the Distribution starts and, unless the Company has furnished to the Depositary an opinion of counsel under Section 4.04 relating to the Distribution, if requested in writing by the Depositary, the Company shall promptly furnish to the Depositary a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating whether or not the Distribution requires, or, if made in the United States, would require, registration under the Securities Act of 1933. If, in the opinion of that counsel, the Distribution requires, or, if made in the United States, would require, registration under the Securities Act of 1933, that counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement under the Securities Act of 1933 in effect that will cover that Distribution. However, the Company is not obligated to file any registration statement.

The Company agrees with the Depositary that, except with respect to any deposit permitted under Section 4.03, 4.04 or 4.08 or as the Company and the Depositary may otherwise agree in connection with a distribution of American Depositary Shares, neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company delivers to the Depositary an opinion of United States counsel, satisfactory to the Depositary, to the effect that, upon deposit, those Shares will be eligible for public resale in the United States without further registration under the Securities Act of 1933.

SECTION 5.08                      Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to any fees and expenses incurred in seeking, enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) which may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States, except to the extent the liability or expense arises out of information relating to the Depositary or the Custodian furnished in writing to the Company by the Depositary or the Custodian expressly for use in any registration statement, proxy statement, prospectus (or private placement memorandum) or preliminary prospectus (or preliminary private placement memorandum) relating to the Shares, or omissions from that information or (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement or the American Depositary Shares, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of American Depositary Shares in accordance with Section 2.09 and which would not otherwise have arisen had such American Depositary Shares not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent such liability or expense would have arisen had such American Depositary Shares not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or private placement memorandum), or preliminary prospectus (or preliminary private placement memorandum) relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or the Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates against, and hold them harmless from, any liability or expense (including, but not limited to any fees and expenses incurred in seeking, enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement or the American Depositary Shares, as the same may be amended, modified or supplemented from time to time, by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim as promptly as practicable after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights otherwise than under this Section 5.08) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any such action or claim without the consent in writing of the Indemnifying Person, which consent shall not be unreasonably withheld.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any Indemnified Person.

SECTION 5.09                      Charges of Depositary.

The Company agrees to pay the fees and out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10                      Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11                      Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American or global depositary shares or receipts so long as The Bank of New York Mellon is acting as Depositary hereunder subject, however, to the rights of the Company under Section 5.04.

SECTION 5.12                      List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list as changes occur. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.      AMENDMENT AND TERMINATION

SECTION 6.01                      Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary without the consent of Owners or holders in any respect which they may deem necessary or desirable. Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Owners of outstanding American Depositary Shares. The parties agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any applicable fees or charges to be borne by the Owners, shall be deemed not to prejudice any substantial rights of Owners. Every Owner and holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of this Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Deposit Agreement at any time in accordance with such changed laws, rules and regulations. Such amendment or supplement to this Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.02                      Termination.

The Company may at any time terminate this Deposit Agreement by instructing the Depositary to mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date included in such notice. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date. On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.

ARTICLE 7.      MISCELLANEOUS

SECTION 7.01                      Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be kept by the Depositary and the Custodians and shall be open to inspection by any Owner or Holder during business hours.

SECTION 7.02                      No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03                      Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04                      Owners and Holders as Parties; Binding Effect.

The Owners and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of American Depositary Shares or any interest therein.

SECTION 7.05                      Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by internationally recognized courier service, or sent by cable, telex or facsimile transmission, confirmed by letter sent by hand delivery or internationally recognized courier service, addressed to Banco Bradesco S.A., Cidade de Deus, Prédio Amarelo, 2º andar, Vila Yara, Osasco, São Paulo 06029-900, Brazil, Attention: Mr. Andre Bernardino da Cruz Filho and Mr. Luis Claudio de Freitas Coelho Pereira, Telephone 55-11-3684.4522 / 55-11-3684.4776 - Fax No.: 55-11-3684.5645 / 55-11-3684.2714, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by internationally recognized courier service, or sent by cable, telex or facsimile transmission, confirmed by letter sent by hand delivery or internationally recognized courier service, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: ADR Administration, Facsimile No.: (212) 571-3050, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request. All Beneficial Owners shall be deemed for all purposes hereof to be in receipt of any notice given or sent to Owners .

Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when the messenger or internationally recognized courier services reports that delivery thereof (or of a confirmation thereof in the case of a cable, telex or facsimile transmission) was made to, or was refused at, the specified office, and (ii) to an Owner by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.

SECTION 7.06                      Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.

The Company hereby (i) irrevocably designates and appoints Bradesco Securities Inc. at 450 Park Avenue, 32nd / 33rd Floor, New York, New York 10022, U.S.A., Attention: João Carlos Zani (Telephone: +1-212-688-7085; facsimile: +1-212-754-4032),  email: zani@bradesco.com, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall, to the extent permitted by law, be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to use its best efforts to take any and all reasonable action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby, to the extent permitted by law, waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.07                      Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 7.08                      Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of Brazil.

IN WITNESS WHEREOF, BANCO BRADESCO S.A. and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares or any interest therein.

BANCO BRADESCO S.A.

By:______________________

Name:

Title:

By:______________________

Name:

Title:

THE BANK OF NEW YORK MELLON,

as Depositary

By:______________________

Name:

Title:

EXHIBIT A

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents

one (1) deposited Share)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR COMMON SHARES

OF

BANCO BRADESCO S.A.

(INCORPORATED UNDER THE LAWS OF THE

FEDERATIVE REPUBLIC OF BRAZIL)

The Bank of New York Mellon, as depositary (hereinafter called the “Depositary”), hereby certifies that _________________________________________, or registered assigns, IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited common shares (herein called “Shares”) of Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil (herein called the “Company”). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal São Paulo office of Banco Bradesco S.A. (herein called the “Custodian”). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 225 Liberty Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1. THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of _________, 2015 (the "Deposit Agreement"), among the Company, the Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of American Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement and other applicable laws, the Owner of those American Depositary Shares is entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares. Subject to the last paragraph of Section 2.05 of the Deposit Agreement, such Deposited Securities may be delivered by delivery of (a) certificates in the name of such Owner or as ordered by it or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by it and (b) any other securities, property and cash to which such Owner is then entitled in respect of such American Depositary Shares to such Owner or as ordered by it. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

Transfers of American Depositary Shares may be registered on the books of the Depositary by the Owner in person or by a duly authorized attorney, upon surrender of those American Depositary Shares properly endorsed for transfer or accompanied by proper instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement), in the case of uncertificated American Depositary Shares, and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the Owner of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.11 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and deliver to the Owner the same number of certificated American Depositary Shares. As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may reasonably establish consistent with the provisions of the Deposit Agreement and any regulations deemed necessary or desirable by the Depositary or the Custodian to facilitate compliance with applicable rules of the Central Bank and the CVM.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in good faith at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or of the BM&FBOVESPA or any other stock exchange where the Shares are listed, suspends the trading of the Shares for any reason, or under any provision of the Deposit Agreement, provisions of or governing Deposited Securities, or under the Estatuto Social, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any Brazilian, U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such Shares are exempt from registration thereunder.

4. LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax or other governmental charge shall be payable by the Owner to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or to permit any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner shall remain liable for any deficiency. Every Owners agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner.

5. REPRESENTATIONS AND WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do and the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and the Shares presented for deposit have not stripped of any rights or entitlement. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares and the withdrawal and cancellation of the American Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonable necessary to correct the consequences thereof.

6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, compliance with all applicable laws, regulations and provisions of or governing the Deposited Securities, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made, or such other documentation or information provided, in each case to the Depositary’s, the Custodian’s and the Company’s satisfaction. The Company is not responsible for monitoring the Owners’ compliance with applicable laws or their legal right to acquire Shares or American Depositary Shares. No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval, if any, has been granted by the Central Bank or any governmental body in Brazil that is then performing the function of the regulation of currency exchange.

7. CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

8. PRE-RELEASE OF RECEIPTS.

Unless requested by the company in writing to cease doing so, notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may, to the extent not prohibited by applicable law, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners and (iii) will not take any action with respect to such Shares or American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of Shares or American Depositary Shares, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate. The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares or American Depositary Shares, as the case may be, in satisfaction of a Pre-Release transaction (but shall not, for the avoidance of doubt, constitute Deposited Securities).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9. TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and holder of this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Depositary, notwithstanding any notice to the contrary, may deem and treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares unless that Holder is the Owner of those American Depositary Shares.

10. VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11. REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission. Those reports will be available for inspection and copying through the Commission's EDGAR system or at public reference facilities maintained by the Commission in Washington, D.C.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any notices, reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also, upon written request by the Company, send to Owners copies of such communications when furnished by the Company pursuant to the Deposit Agreement. Any such notices, reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

12. DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, as promptly as practicable, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, after consultation with the Company to the extent practicable, without unreasonable delay, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto without unreasonable delay, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in Section 4.02 of the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds. The Depositary may withhold any distribution of securities under Section 4.02 of the Deposit Agreement if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company to the extent practicable and shall, if the Company so requests in writing, deliver to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will use reasonable efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement), all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that the Shares must be registered under the Securities Act or other laws in order to be distributed to Owners (and no such registration statement has been declared effective), or if the Company does not provide a satisfactory opinion as provided in Section 5.07 of the Deposit Agreement, the Depositary may adopt such methods, if any, as the Depositary may deem equitable and practicable (after consultation with the Company to the extent practicable) for the purposes of effecting such distribution, including disposal of all or a portion of such Shares in such amounts and in such manner, including by public or private sale, as the Depositary deems practicable, and the Depositary shall distribute the net proceeds of any such sale, after deduction or upon payment of the fees and expenses of the Depositary, to the Owners entitled in proportion to the number of American Depositary Shares held by them respectively, and the Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

In the event that the Depositary reasonably determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated by law or regulation to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to reduce or eliminate applicable taxes on dividends and other distributions in respect of Deposited Securities and to obtain benefits under the applicable tax treaties for the Owners. The Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

13. RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its reasonable discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary, as promptly as practicable, will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, deliver American Depositary Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary shares subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

If the Depositary determines in its discretion, after consultation with the Company to the extent practicable, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Neither the Company nor the Depositary shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14. CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, without unreasonable delay, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of, or requires a filing with, any government or agency thereof, the Depositary shall, without unreasonable delay, file such application for approval or license, or make such filing, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3. The methodology used to determine exchange rates used in currency conversions is available upon request.

15. RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to the Deposited Securities, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights any such meeting or (iii) responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16. VOTING OF DEPOSITED SECURITIES.

Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be previously provided to the Company or its review and comment, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and the Estatuto Social of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose (the “Instruction Date”), the Depositary shall endeavor, in so far as practicable and permitted under applicable law, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by those American Depositary Shares evidenced in accordance with the instructions set forth in that request. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting. If (i) the Company has requested the Depositary to send a notice under paragraph (a) above and has provided the Depositary at least 30 days' prior notice of any such meeting and the details concerning the matters to be voted upon and (ii) no instructions are received by the Depositary from an Owner with respect to a matter and an amount of American Depositary Shares of that Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem that Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to that matter and the amount of Deposited Securities represented by that amount of American Depositary Shares and the Depositary shall give a discretionary proxy to a person designated by the Company to vote that amount of Deposited Securities as to that matter, except that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in Section 4.07 of the Deposit Agreement.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under Section 4.07 of the Deposit Agreement, the Company shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than 30 days prior to the meeting date or date for giving such proxies or consents.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities are listed, the Depositary shall, if requested in writing by the Company, deliver to the Company, at least three City of Osasco business days prior to the date of a meeting of holders of Deposited Securities, copies of all instructions received from Owners in accordance with which the Depositary will vote or cause to be voted Deposited Securities at that meeting.

17. CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. The Depositary will give Owners notice of an event to which Section 4.08 of the Deposit Agreement applies as promptly as practicable if the event affects holdings of American Depositary Shares. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, and shall if the Company so requests in writing, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem practicable and shall allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds to allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement.

18. LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or affiliates shall incur any liability to any Owner or holder, (i) if by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the Estatuto Social, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective controlling persons, directors, officers, employees, agents or affiliates incur any liability to any Owner or Holder (i) if by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary nor any of their respective agents assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that the Company and the Depositary agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or any of their respective controlling persons, directors, employees, agents or affiliates. Neither the Depositary nor the Company nor any of their respective controlling persons, officers, directors, employees or agents shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or holder or other person. Neither the Depositary nor the Company nor any of their respective controlling persons, officers, directors, employees or agents shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder, or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons and the Company, its controlling persons, officers, directors, employees and agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Company and the Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 60 days prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary in its reasonable discretion may appoint a substitute custodian.

20. AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary without the consent of Owners or holders in any respect which they may deem necessary or desirable. Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Owners of outstanding American Depositary Shares. The parties agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any applicable fees or charges to be borne by the Owners, shall be deemed not to prejudice any substantial rights of Owners. Every Owner and holder of American Depositary Shares, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require and amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement at any time in accordance with such changed laws, rules and regulations. Such amendment or supplement to this Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

21. TERMINATION OF DEPOSIT AGREEMENT.

The Company may terminate the Deposit Agreement by instructing the Depositary to mail notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date included in such notice. The Depositary may likewise terminate the Deposit Agreement, if at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date. On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a) Notwithstanding the provisions of Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

23. DELIVERY OF INFORMATION TO THE CVM.

Each of the Depositary and the Company hereby confirms to the other that for as long as the Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the American Depositary Receipt program and the Receipts issued under the Deposit Agreement. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate the Deposit Agreement, upon at least 30 days’ prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. In the event that the Company shall be advised in writing by reputable independent Brazilian counsel that the Company could be subject to criminal, or material, as reasonably determined by the Company, civil, liability as a result of the Depositary having failed to provide such information or documents reasonably available only through the Depositary, the Company shall have the right to instruct the Depositary to terminate the Deposit Agreement, upon at least 30 days’ prior notice to the Depositary, and the Company shall not be subject to any liability thereunder on account of such termination or such determination. The effect of any such termination of the Deposit Agreement shall be as provided in Section 6.02 of the Deposit Agreement.

24. DISCLOSURE OF INTERESTS; LIMITATIONS ON OWNERSHIP.

Notwithstanding any other provision of the Deposit Agreement, each Owner agrees to comply with requests from the Company pursuant to any applicable law, the rules and requirements of the CVM and the BM&FBOVESPA, and any other stock exchange or market on which the Shares are, or will be, registered, traded or listed or the Estatuto Social of the Company, which requests are made to provide information, inter alia, as to the capacity in which such Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person interested in such American Depositary Shares and the nature of such interest and various other matters. Each Owner or Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.05 of the Deposit Agreement whether or not still an Owner or Holder at the time of such request. The Depositary agrees to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Owners and to the last known address, if any, of such former Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the American Depositary Shares. However, nothing in the Deposit Agreement shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners or Holders or former Owners or Holders. Each Owner agrees to advise the Depositary and the Company every time it acquires a Relevant Ownership Interest (as defined in or pursuant to the CVM’s regulations). Each Owner will be liable to the Company for any damages or losses resulting from its failure to inform the Company of its acquisition of a Relevant Ownership Interest. Each Owner and Beneficial Owner shall inform itself about and comply with all applicable limitations on ownership of the Company’s securities under Brazilian laws and regulations, as if the American Depositary Shares were the Shares they represent.

25.	SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; WAIVER OF IMMUNITIES.

In the Deposit Agreement, the Company has (i) appointed Bradesco Securities Inc. at 450 Park Avenue, 32nd and 33rd Floor, New York, New York 10022, U.S.A., Attention: João Carlos Zani (Telephone: +1-212-688-7085; facsimile: +1-212-754.4032) email: zani@bradesco.com, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall, to the extent permitted by law, be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.